UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5503 Cahuenga Blvd, #203

Los Angeles, CA 91601

(Address of principal executive offices) (zip code)

(877) 238-4492

(Registrant’s telephone number, including area code)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01       Entry Into a Material Definitive Agreement

On March 7, 2017, we entered into an Debt Conversion and Series A Preferred Stock Purchase Agreement (the “SPA”) with Laurence Wainer, one of our officers and directors (“Wainer”), under which we agreed to create a new series of non-convertible preferred stock entitled “Series A Preferred Stock,” with One Million (1,000,000) shares authorized and the following rights: (i) no dividend rights; (ii) no liquidation preference over the Company’s common stock; (iii) no conversion rights; (iv) no redemption rights; (v) no call rights by the Company; (vi) each share of Series A Convertible Preferred stock will have one hundred (100) votes on all matters validly brought to the Company’s common stockholders; and Wainer agreed to acquire 1,000,000 shares of our Series A Preferred Stock, once created, in exchange for Wainer forgiving $25,537 in accrued salary we owed to him as of December 31, 2016. The description of the SPA set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As additional consideration for Wainer’s acquisition of the Series A Preferred Shares we entered into a Lockup Agreement with Wainer dated March 7, 2017 (the “Lockup Agreement”). Under the Lockup Agreement we required Wainer to agree to refrain selling 8,000,000 out of the approximately 9,700,000 shares of our common stock he owns until the expiration of the Lockup Period, as defined in the Lockup Agreement. The description of the Lockup Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

SECTION 3 – Securities and Trading Markets

Item 3.02      Unregistered Sales of Equity Securities.

As noted in Item 1.01, pursuant to the SPA, we agreed to issue Wainer 1,000,000 shares of our Series A Preferred Stock. On or about March 14, 2017, we issued the shares to Wainer, with a standard restrictive legend. The issuance of the was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Wainer is one of our officers and directors, is a sophisticated investor and familiar with our operations.

SECTION 9 – Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits

(c)           Exhibits

10.1	Debt Conversion and Series A Preferred Stock Purchase Agreement by and between Blow & Drive Interlock Corporation and Laurence Wainer dated March 7, 2017

10.2	Lockup Agreement by and between Blow & Drive Interlock Corporation and Laurence Wainer dated March 7, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2017	Blow & Drive Interlock Corporation
a Delaware corporation

	By:	/s/ Laurence Wainer
	Name:	Laurence Wainer
	Its:	Chief Executive Officer and Chief Financial Officer

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